Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 18, 2010, relating to the financial statement of GenMark Diagnostics, Inc. (the “Company”) appearing in the Prospectus included in Registration Statement No. 333-165562.

/s/ Deloitte & Touche LLP

San Diego, CA

May 28, 2010